AMENDMENT NO. 2


                                       TO


                              MANAGEMENT AGREEMENT


         THIS AMENDMENT NO. 2 dated as of October 19, 2008 (the "AMENDMENT") to the MANAGEMENT AGREEMENT dated as of November 21, 2007 (as amended by Amendment No. 1 dated as of October 13, 2008 and as amended or supplemented from time to time, the "AGREEMENT") is made and entered into by and between CHIMERA INVESTMENT CORPORATION, a Maryland corporation (the "COMPANY"), and FIXED INCOME DISCOUNT ADVISORY COMPANY, a Delaware corporation (together with its permitted assignees, the "MANAGER").

         WHEREAS, the Company and the Manager desire to amend the Agreement to amend the compensation to be paid by the Company to the Manager under the Agreement.

         NOW,  THEREFORE,  in  consideration  of the mutual  promises  contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         SECTION 1. AMENDMENT.

                  (a) The Agreement is hereby amended by striking Section 1(m) in its entirety. All subsequent definitions contained in Section 1 shall be re-lettered in correct alphabetical order.

                  (b) The Agreement is hereby amended by striking Section 2(e) in its entirety and replacing in lieu thereof the following.

                           "(e) To the extent that the Manager deems necessary or advisable, the Manager may, from time to time, propose to retain one or more additional entities for the provision of sub-advisory services to the Manager in order to enable the Manager to provide the services to the Company specified by this Agreement; provided that any such agreement (i) shall be on terms and conditions substantially identical to the terms and conditions of this Agreement or otherwise not adverse to the Company, (ii) shall not result in an increased Base Management Fee or expenses to the Company, and (iii) shall be approved by the Independent Directors of the Company."

                  (c) The Agreement is hereby amended by striking Sections 8(d), 8(e), 8(f), 8(g), 8(h), and 8(i) in their entirety.

                  (d) The Agreement is hereby amended by striking Section 13(b) in its entirety and replacing in lieu thereof the following:

                           "(b) In the event that this Agreement is terminated in accordance with the provisions of Section 13(a) of this Agreement, the Company shall pay to the


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         Manager,  on the  date  on  which  such  termination  is  effective,  a termination fee (the "Termination Fee") equal to three (3) times the sum of the average annual Base Management Fee, calculated as of the end of the most recently completed fiscal quarter prior to the date of termination. The obligation of the Company to pay the Termination Fee shall survive the termination of this Agreement."

         SECTION 2. STATUS.

         This Amendment amends the Agreement, but only to the extent expressly set forth herein. All other provisions of the Agreement remain in full force and effect. Unless otherwise defined herein, initially capitalized terms have the meaning given them in the Agreement.

         SECTION 3. REPRESENTATIONS.

         In order to induce both the Company and the Manager to execute and deliver this Amendment, both parties represent that as of the date hereof, each are in full compliance with all of the terms and conditions of the Agreement, including, but not limited to, the warranties and representations set forth in the Agreement.

         SECTION 4. GOVERNING LAW.

         This Amendment shall be governed by and construed in accordance with the applicable terms and provisions of Section 21 the Agreement, which terms and provisions are incorporated herein by reference.

         SECTION 5. COUNTERPARTS.

         This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be considered one and the same instrument.

         SECTION 6. FACSIMILE EXECUTION.

         Facsimile signatures on counterparts of this Amendment are hereby authorized and shall be acknowledged as if such facsimile signatures were an original execution, and this Amendment shall be deemed as executed when an executed facsimile hereof is transmitted by a party to any other party.

                            [SIGNATURE PAGE FOLLOWS]



                                       2
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         IN WITNESS WHEREOF,  the parties hereto have executed this Amendment as of the date first written above.

                                    CHIMERA INVESTMENT CORPORATION


                                    By: /s/ A. Alexandra Denahan
                                       --------------------------------------
                                    Name: A. Alexandra Denahan
                                    Title: Chief Financial Officer


                                    FIXED INCOME DISCOUNT ADVISORY COMPANY


                                    By: /s/ Kathryn F. Fagan
                                       --------------------------------------
                                    Name: Kathryn F. Fagan
                                    Title: Chief Financial Officer and Treasurer